Exhibit 99.1
N e w s     R e l e a s e

Contact:   Scott W. Holmes, Senior Vice President and Chief Financial Officer, (615) 269-8175
HEALTHCARE REALTY TRUST ANNOUNCES FOURTH QUARTER RESULTS
     NASHVILLE, Tennessee February 9, 2006 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter that ended December 31, 2005. Revenues for the fourth quarter totaled $66.9 million, compared with the prior year’s $61.3 million. Net income for the period was $11.7 million, or $0.25 per diluted common share, versus $11.6 million, or $0.25 per diluted common share, for the fourth quarter of 2004.
     Funds from operations (“FFO”), calculated according to the definition of the National Association of Real Estate Investment Trusts (“NAREIT”) and comprised primarily of net income and depreciation from real estate, totaled $26.2 million for the fourth quarter of 2005, compared with $27.4 million for the same period in 2004. FFO per diluted common share for the fourth quarter of 2005 totaled $0.55, compared with $0.58 for the fourth quarter of 2004.
     Net income and FFO for the three months ended December 31, 2005 include the impact of a non-cash provision to increase a receivable allowance by $1.2 million related to a new master lease transaction with a new lessee, and an adjustment of approximately $1.0 million as part of a partner/lessee settlement related to the allocation of prior distributions on a single property. Before these items, FFO per diluted common share for the fourth quarter of 2005 would have been $0.60.
     Revenues for the twelve months ended December 31, 2005 totaled $254.5 million compared with the prior year’s $222.7 million. Net income for the twelve-month period was $52.7 million, or $1.11 per diluted common share, versus $55.5 million, or $1.24 per diluted common share, for the same period in 2004. FFO totaled $107.9 million for the twelve months ended December 31, 2005, compared with $110.2 million for the same period ended December 31, 2004. FFO per diluted common share for the twelve months ended December 31, 2005 was $2.28, versus $2.47 for the same period in 2004.
     Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. As of December 31, 2005, the Company had investments of approximately $2.0 billion in 249 real estate properties and mortgages. The Company’s real estate portfolio was comprised of six major facility types, located in 27 states, totaling approximately 12.6 million square feet. The Company provided property management services to approximately 7.3 million square feet nationwide.
The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where material information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2004. Forward-looking statements represent the Company’s judgment as of the date of this release.
The Company disclaims any obligation to update forward-looking material.
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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Master lease rental income	$19,095	$17,921	$73,444	$69,928
Property operating income	33,922	32,588	135,375	108,806
Straight-line rent	1,402	769	259	1,487
Mortgage interest income	2,827	1,180	9,103	8,766
Other operating income (2)	9,643	8,817	36,355	33,727

	66,889	61,275	254,536	222,714

Expenses:
General and administrative	4,084	4,121	16,090	13,687
Property operating expenses	19,232	18,289	72,841	57,360
Other operating expenses (2)	4,058	3,801	15,937	14,517
Bad debt expense	1,177	103	1,308	(212)
Interest	13,049	11,388	48,969	43,899
Depreciation	11,515	11,588	50,058	43,122
Amortization (3)	2,981	3,152	12,190	8,155

	56,096	52,442	217,393	180,528

Income from continuing operations	10,793	8,833	37,143	42,186

Discontinued operations:
Operating income from discontinued operations	897	3,416	8,755	14,557
Gain on sale of real estate properties and impairments, net	(3)	(607)	6,770	(1,210)

	894	2,809	15,525	13,347

Net income	$11,687	$11,642	$52,668	$55,533

Basic earnings per common share:
Income from continuing operations per common share	$0.23	$0.19	$0.80	$0.97

Discontinued operations per common share	$0.02	$0.06	$0.33	$0.30

Net income per common share	$0.25	$0.25	$1.13	$1.27

Diluted earnings per common share:
Income from continuing operations per common share	$0.23	$0.19	$0.78	$0.94

Discontinued operations per common share	$0.02	$0.06	$0.33	$0.30

Net income per common share	$0.25	$0.25	$1.11	$1.24

Weighted average common shares outstanding — Basic	46,488,468	46,377,130	46,465,215	43,706,528

Weighted average common shares outstanding — Diluted	47,429,525	47,348,772	47,406,798	44,627,475

(1)	The income statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2)	Includes the operations of the properties consolidated in the Company’s consolidated financial statements as required in FIN 46(R) as variable interest entities.

(3)	Financial Accounting Standards Board (“FASB”) Statement No. 141 requires that the purchase price of real estate operations be allocated between the land, the physical building as if the building was vacant when acquired, the lease intangible assets, the goodwill, and the customer relationship assets acquired. The purchase price allocated to the lease intangible assets is amortized over the remaining lease term, typically one to five years, compared to the estimated depreciable life of the building of 39 years.
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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statement of Cash Flows
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Cash flows from operating activities
Net income	$11,687	$11,642	$52,668	$55,533

Non-cash items:
Depreciation and amortization — real estate	14,559	15,767	62,758	54,639
Depreciation and amortization — other	322	2,096	1,544	2,781
Gain on sale of real estate	0	0	(7,483)	0
Impairments	3	607	713	1,210
Deferred compensation amortization	843	891	3,678	3,554
Increase in deferred post-retirement benefits	546	320	1,254	902
Provision for bad debt	1,177	103	1,308	(212)
Increase in straight-line rent	(1,404)	(790)	(99)	(1,022)

Total non-cash items	16,046	18,994	63,673	61,852

Other items:
Increase (decrease) in other liabilities	(111)	1,169	(231)	4,508
(Increase) decrease in other assets	(161)	2,955	(9,708)	(1,858)
Increase (decrease) in accounts payable and accrued liabilities	(14,177)	(11,246)	2,505	6,203

Total other items	(14,449)	(7,122)	(7,434)	(8,853)

Net cash provided by operating activities	13,284	23,514	108,907	126,238

Cash flows from investing activities:
Acquisition and development of real estate properties	(12,994)	(16,711)	(102,819)	(355,470)
Funding of mortgages and notes receivable	(11,320)	(558)	(76,636)	(3,465)
Proceeds from sales of real estate	0	5,000	130,079	10,189
Proceeds from mortgage and notes repayments	591	18,540	6,265	48,636

Net cash provided by (used in) investing activities	(23,723)	6,271	(43,111)	(300,110)

Cash flows from financing activities:
Borrowings on notes and bonds payable	87,100	57,000	250,348	565,494
Repayments on notes and bonds payable	(43,545)	(57,891)	(187,296)	(436,689)
Dividends paid	(31,520)	(30,759)	(125,342)	(115,700)
Debt issuance costs	0	0	0	(2,566)
Proceeds from issuance of common stock	55	483	848	161,099

Net cash provided by (used in) financing activities	12,090	(31,167)	(61,442)	171,638

Increase (decrease) in cash and cash equivalents	1,651	(1,382)	4,354	(2,234)
Cash and cash equivalents, beginning of period	5,386	4,065	2,683	4,917

Cash and cash equivalents, end of period	$7,037	$2,683	$7,037	$2,683

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of Funds From Operations (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net income (2)	$11,687	$11,642	52,668	$55,533
Net gain on sale of real estate properties	0	0	(7,483)	0
Real estate depreciation and amortization	14,559	15,767	62,758	54,639

Total adjustments	14,559	15,767	55,275	54,639

Funds from operations — Basic and Diluted	$26,246	$27,409	$107,943	$110,172

Funds from operations per common share — Basic	$0.56	$0.59	$2.32	$2.52

Funds from operations per common share — Diluted	$0.55	$0.58	$2.28	$2.47

Weighted average common shares outstanding — Basic	46,488,468	46,377,130	46,465,215	43,706,528

Weighted average common shares outstanding — Diluted	47,429,525	47,348,772	47,406,798	44,627,475

(1)	Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Management uses FFO and FFO per share to compare and evaluate its own operating results from period to period, and to monitor the operating results of the Company’s peers in the REIT industry. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs. However, FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

(2)	See Consolidated Statement of Cash Flows for a reconciliation of non-cash items included in net income.
Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide general corporate, investor and financial information.
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